Exhibit 10.7

Supplementary Repayment Agreement

Transferor: YANG Peng

Transferee: Reliant Galaxy International Limited

Transferor and transferee signed the share transfer agreement on 20.06.2018.

1.	Transferor transferred the share to transferee by agreement

2.	Transferring price is CNY 94,106,363

3.	Payment method: transferee should pay for the share by cash

4.	Payment time: transferee use one-off payment or batch payment and pay all the money to transferor’s bank account within suitable time. Before the full payment is make, the transferee doesn’t need to pay any interest or other fee.

There are some supplementary agreements for transferor and transferee to obey

1.	Transferee promised the above CNY 94,106,363 share transferring fee will be paid in batches within 15 years. That’s from 01.07.2018 to 30.06.2033. Before the full payment is made, the transferee doesn’t need to pay any interest or other fee.

2.	Dispute resolution

3.	Any disputes should be solved by friendly negotiation.

4.	Others

This agreement will be effective from the signing date. There are two copies for transferor and transferee and both copied are legally effective.

03.10.2018

补充还款协议

甲方（转让方）：YANG Peng 杨鹏

身份证号：350181199105082239

乙方（受让方）：RELIANT GALAXY INTERNATIONAL LIMITED

(信星国际有限公司)

For and on behalf of
RELIANT GALAXY INTERNATIO
信 星 國 際 有 限

Authorized :

鉴于：

甲乙双方于2018年6月20日签订股权转让协议，协议第四条约定股权转让方式、转让价格、价款支付时间和方式及付款条件：

1. 转让方采用协议转让的方式将标的股权转让给受让方；

2. 转让价格为人民币￥94106363元；

3. 支付方式：受让方应以现金方式支付标的股权的对价；

4. 支付时间：受让方通过采用一次性或分批付款的方式，在双方约定合适的时间内，将全部转让价款付至转让方指定银行账户。付款周期双方可另行商定，在未付清全款前，受让方无需支付任何利息或其他费用给转让方。

现甲乙双方本着平等自愿原则，经友好协商，就补充以上还款内容如下协议，共同遵照执行：

一、乙方承诺上述94106363元的股权受让款，将采用分批支付

1

给甲方的方式，分期15年全部付清，即2018年7月1日至2033年6月30日前还清。在未付清全款前，乙方无需支付任何利息或其他费用给甲方。

二、争议解决

凡因履行本协议所发生的一切争议，双方均应通过友好协商的方法解决。但如果该项争议在任何一方提出友好协商之后三十日内未能达成一致意见，则任何一方均可向本协议签署地有管辖权的人民法院提起诉讼。

三、其他

本协议自双方签章之日起生效，本协议一式肆份，双方各执两份，具有同等法律效力。

甲方（签章）：

乙方（签章）：

For and on behalf of
RELIANT GALAXY INTERNATIONAL LIMITED
信星國際有限公司

Authorized Signature(s)

2018 年 10 月 3 日

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